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                                                                   EXHIBIT 10.19





          INSTALLING COMPANY MONITORING RECEIVABLE FINANCING AGREEMENT




                                 M & S PARTNERS


                                       and



                      KC ACQUISITION CORP. DBA KING CENTRAL







                                JANUARY 23, 2002







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THIS INSTALLING COMPANY MONITORING RECEIVABLE FINANCING AGREEMENT (this
"Agreement") is dated this 23rd day of January, 2002, by and between, KC Acquisition Corp. dba King Central, the undersigned alarm company ("KC"), and M & S Partners, a New York partnership, its successors and assigns (the "Agent").

                                    RECITALS

KC has requested the Agent to provide financing secured by Contracts (as hereinafter defined) owned, acquired or originated by KC covering mandatory Obligations (as hereinafter defined) of Obligors (as hereinafter defined) for alarm monitoring services provided or arranged for by KC.

NOW, THEREFORE, for good and valuable consideration and in consideration of the agreements between and among the parties hereto, Agent and KC hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the terms listed below shall have the following meanings:

"Attrition Reserve Account" has the meaning set forth in Section 15 of this Agreement.

"Central Station" means an independent central station monitoring company, which KC may elect to utilize to provide monitoring services to Obligors, which is approved by the Agent.

"Contract" means a Monitoring Contract owned by KC, including, without limitation, the Obligations arising thereunder or related thereto.

"Financed Contract" means any Contract listed on a schedule of Contracts delivered by KC to the Agent which have been financed through the Agent under this Agreement, including any Contract which constitutes a Replacement Contract under Section 12c hereof.

"Financed Period" means, for any Financed Contract on any date, the remaining Mandatory Period of such Financed Contract on such date.

"Funding Date" means the date identified as the Funding Date on Exhibit "B" attached hereto and incorporated herein for all purposes.

"Funding Price" means the amount identified as the Funding Price on Exhibit A attached hereto and incorporated herein for all purposes.

"Lock Box" means the processing and data capture service selected by the Agent after notice to KC to receive Obligor Payments on the Financed Contracts. Initially, the Lock Box shall be Post Office Box 14121, Albany, NY 12212-4121.

"Mandatory Obligation" means an agreement by an Obligor as set forth in a Contract which requires the Obligor to make fixed payments for monitoring services for a Mandatory Period.

"Mandatory Period" means, for any Financed Contract, the length of time, not to exceed 60 months, during which such Financed Contract obligated the Obligor thereon to pay its Mandatory Obligation.



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"Installing Company Monitoring Contract" means and includes any enforceable and assignable contractual agreement providing for the obligation to pay for Central Station services, between KC as operator of the Central Station, and various security alarm installers ("Security Alarm Installers"), which agreements are more commonly known as "Installing Company Monitoring Agreements", including but not limited to those agreements listed on Schedule "B" attached and made a part hereto.

"Monitoring Revenue Payment" means, for any Financed Contract, the monthly, quarterly, semi-annual or annual payment required to be made on such Financed Contract by an Obligor pursuant to a Mandatory Obligation through the Financed Period of such Obligation.

"Monitoring Revenue Stream" means, for any Financed Contract, the aggregate of all payments made or required to be made by an Obligor pursuant to a Mandatory Obligation from the first (1st) through the sixtieth-fifth (65th) month of the Financed Period.

"Net Funding Price" has the meaning specified on Exhibit A.

"Obligations" means, for any Financed Contract, any and all amounts due or to become due for electronic monitoring services under such Financed Contract.

"Obligor" means, for any Financed Contract, any party liable for payment and performance of Obligations under such Financed Contract.

"Obligor Payments" means, for any Financed Contract, the monthly, quarterly, semi-annual or annual payments actually made by an Obligor on account of a Monitoring Revenue Payment and received in the Lock Box.

"Portfolio" means, at any time, all Financed Contracts with outstanding Obligations at such time.

"Scheduled Amount" means the percentage of the Monitoring Revenue Payments as set forth in Exhibit A-1 attached hereto.



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SECTION 2. Financing of Contracts. As of the Funding Date, the Agent has
arranged for the financing of those Contracts set forth on Schedule B attached hereto and forming a part of this Agreement in accordance with the terms and conditions of this Agreement. Nothing contained in this Agreement shall preclude the Agent from acquiring contracts from other sources. KC may in the course of its business tender Contracts to third parties (other than the Agent) for purchase or financing or retain Contracts for its own account. KC agrees to finance the Financed Contracts with the Agent as set forth herein and the Agent agrees to remit to KC the Funding Price for each Financed Contract presented by KC on the Funding Date on the terms set forth in Exhibit A. Notwithstanding anything to the contrary set forth herein, the parties hereto agree that the financing transaction contemplated hereby constitute a loan by the Agent to KC secured by all of the Financed Contracts (including any Contracts which become Financed Contracts after the Funding Date pursuant to this Agreement), the Monitoring Revenue Streams thereunder and all proceeds thereof and documents relating thereto (the "Collateral"). KC hereby grants to the Agent a first priority perfected security interest in and to all of the Collateral. In connection with the financing provided herein, the Agent shall be entitled to all payments and other property constituting proceeds of the Collateral until such time as the Agent shall have received all Scheduled Amounts.

SECTION 3. Contract Documentation. With respect to any Contract KC wishes to finance hereunder, KC shall, at the time of financing thereof by the Agent, provide to the Agent (a) a receipt or other written proof that the Obligor thereunder has paid cash for the security alarm system which is the subject of such Contract (the "Security Alarm System"); (b) if the Obligor has financed the purchase of the Security Alarm System, written evidence that either KC or a financial institution acceptable to the Agent has approved the Obligor's credit; and (c) the original executed Contract, executed by the Obligor, containing all of the terms and conditions of the monitoring agreement with the Obligor.

SECTION 4. Agent Approval Required. KC understands and agrees that prior to funding any Contract the Agent will audit such Contract for compliance with the Agent s credit underwriting and other due diligence standards, which standards shall be at the sole discretion of the Agent. The Agent shall have the right to refuse to finance hereunder any Contract submitted for financing hereunder by KC which does not meet such credit underwriting and due diligence standards or which is not documented as required by this Agreement and Agent shall notify KC within 24 hours of such refusal. KC shall have five business days (or such longer period as may be verbally agreed upon by the Agent and KC) in which to cure any purported deficiency. If KC cannot or will not cure such purported deficiency to the satisfaction of the Agent, the Agent shall promptly reject and return such Contract to KC. The Agent's approval of any Contract for financing hereunder shall be deemed to have occurred if KC is not informed of any rejection thereof on any submitted Contract within five business days following receipt thereof by the Agent. Each approved Contract shall be assigned a Receivable Approval Number by the Agent identifying the approved Contract.



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SECTION 5. Approved Contract Forms. Each Financed Contract shall be on a form substantially similar to those attached hereto as Exhibit C, which forms may be modified from time to time by KC with the written consent of the Agent. No Contract shall be considered a Financed Contract unless, at a minimum, (a) it has been signed by the Obligor thereon, (b) an original copy thereof has been delivered to the Agent, (c) it clearly sets forth the periodic monitoring fee payable thereunder and requires the Obligor to pay such monitoring fee through the term of the Contract and (d) the Contract is assignable by its terms. If, for whatever reason, the Agent mistakenly finances a Contract not meeting the above eligibility standards, KC shall, upon notice, promptly either replace such Contract with a Contract meeting such eligibility standards (as well as the Agent s ordinary credit underwriting and due diligence standards) or repay to the Agent the Funding Price with respect to such Contract.

SECTION 6. Financing Terms and Procedure. In accordance with the terms of this Agreement, the Agent shall have the obligation to pay to KC the Funding Price, as shown on and with the reserves provided for, on Exhibit A, for Contracts presented by KC to the Agent on the Funding Date which the Agent has deemed eligible for funding hereunder. At the time Agent pays the Funding Price to KC, KC shall assign the related Monitoring Revenue Stream to the Agent by executing an assignment in favor of the Agent in such form as may be prescribed by the Agent.

SECTION 7. Representations and Warranties of KC. To induce the Agent to finance Contracts hereunder, KC hereby makes the following representations and warranties to the Agent, each and all of which shall survive the execution and delivery of this Agreement:

(a) Existence; Compliance with Law; Executive Offices. KC (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification, (iii) has the requisite power and authority to conduct its business as now, heretofore and proposed to be conducted, (iv) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with and has given all necessary notices to, all governmental authorities having jurisdiction, to the extent required for such operation and conduct and (v) is in compliance with its certificate of incorporation and by-laws. The chief executive office and principal place of business of Dealer is at 325 South River Street, Hackensack, NJ 07601.



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(b) Power; Authorization; Enforceable Obligations; Solvency. The execution, delivery and performance by KC of this Agreement and all instruments and documents to be delivered by KC pursuant to this Agreement, and the creation of all liens and security interests provided for herein: (i) are within KC's corporate or partnership power; (ii) have been duly authorized by all necessary or proper corporate action on the part of KC, including the consent of shareholders where required; (iii) do not contravene any provision of KC's certificate of incorporation or bylaws; (iv) do not violate any law or regulation or any order or decree of any court or governmental instrumentality;
(v) do not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which KC is a party or by which KC or any of its property is bound; and (vi) do not require any filing or registration with, or the consent or approval of any governmental body, agency, authority or any other person or entity, which has not been made or obtained previously. This Agreement has been duly executed and delivered by KC and constitutes its legal, valid and binding obligation, enforceable against KC in accordance with its terms.

(c) No Default; No Burdensome Restrictions. KC is not in default with respect to any contract, agreement, lease or other instrument to which it is a party or by which it or any of its property is bound and has not received any notice of default pursuant to any such contract, agreement, lease or other instrument. No Event of Default has occurred or is continuing. No contract, lease, agreement or other instrument to which KC is a party or by which it or any of its properties is bound, and no provision of applicable law or governmental regulation, has any reasonable likelihood of having a material adverse effect on KC's ability to perform its obligations hereunder.

(d) No Litigation. No action, claim or proceeding is now pending or, to the knowledge of KC, threatened against KC at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state or local government or any agency or subdivision thereof or before any arbitrator or panel of arbitrators which, if adversely determined, would result in a liability of KC in an amount greater than $10,000, nor, to the knowledge of KC, does a state of facts exist which might give rise to any such proceedings.

(e) Full Disclosure. No information contained in this Agreement or any other agreement or writing executed or issued by KC or any statement furnished by or on behalf of KC in connection with this Agreement or any other agreement or writing executed or issued in connection with this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(f) Security Interest. The security interest granted to the Agent pursuant to this Agreement is a fully perfected first priority security interest in and to the Collateral. There are no security interests on any of the Collateral other than those granted to the Agent pursuant to this Agreement.

(g) Compliance with Law. With respect to each Financed Contract, (i) every action taken by KC, (ii) every agreement with an Obligor, form, letter, notice, statement or other material used by KC in connection with the performance of its duties and obligations in connection with such Financed Contract, (iii) every action taken by KC in connection with each sale resulting in a Financed Contract and (iv) all documentation in connection therewith, complies with all applicable requirements of law.



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(h) Contracts.

         (i) Each Financed Contract (A) is, immediately preceding the time of its being financed hereunder, owned by KC free and clear of any and all liens and security interests in favor of any person or entity; (B) arose in connection with a bona fide final sale and delivery of a Security Alarm System in the ordinary course of business or was a renewal of a Contract so arising; (C) is for a liquidated amount as stated in such Contract; (D) is not subject to any defense, deduction, offset or counterclaim; (E) constitutes the valid, legal and binding obligations of the parties thereto, enforceable in accordance with its terms; and (F) complies with all federal, state and local laws, rules and regulations.

         (ii) With respect to each Financed Contract, (A) the Obligor thereon has acknowledged that KC has completed all necessary work contracted for and has received a notice of his rights of rescission under federal and state law with respect thereto, (B) the Obligor has not exercised any such rescission rights, (C) not less than five business days had expired between the time such notice of rescission rights was signed by such Obligor and the Funding Date, (D) the Obligor thereon is obligated and liable for payment of the amounts stated in such Contract, and has no known reason to exercise any right of rejection, return, offset, defense, counterclaim, discount or deduction against KC or any other security alarm dealer.

         (iii) Each Financed Contract contains valid mandatory deferred payment obligations for the mandatory monitoring of the security system purchased, leased or owned by the Obligor, legally enforceable in accordance with those terms, representing actual and bona fide agreements to perform and accept Installing Company monitoring services.

         (iv) No payment under any Financed Contract is, as of the Funding Date, delinquent, in default or subject to any dispute. All statements made in any Financed Contract, including names and addresses, locations and descriptions of property or services, down-payments and unpaid balances, are in all respects true, complete and accurate. All signatures and endorsements that appear on the Financed Contracts, or any agreement or instrument relating thereto, are genuine and all signatories and endorsers, if any, have full legal capacity to contract.

         (v) All of KC's obligations to the Obligor on any Financed Contract, with the exception of future monitoring services and maintenance or service obligations, have been completed and fulfilled in their entirety. No Obligor on any Financed Contract has been induced to enter into such Contract by fraud or misrepresentation as to price, quality of products or services.


         SECTION 8. KC Covenants. KC covenants and agrees as follows:

         (a) KC shall not, without the prior written consent of the Agent, modify the terms of any Financed Contract.



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         (b) KC shall deliver the original signed version of each Financed
Contract to the Agent upon the Agent's payment of the Funding Price.

         (c) KC shall take all reasonable steps, including, without limitation, ensuring that all payments with respect to the Financed Contracts are remitted to the Lock Box, to assure that the Agent will timely receive the Scheduled Amounts. KC specifically agrees that it will use its best efforts consistent with generally accepted industry practice in its market area to bill and collect the Monitoring Revenue Stream. If, for any reason, the Agent deems it necessary to directly bill and/or collect the Monitoring Revenue Stream or any Monitoring Revenue Payment, KC shall, in addition to any of its other obligations under this Agreement, cooperate with the Agent and not interfere in any way with the Agent's actions. In furtherance of this obligation, KC has executed and delivered to the Agent a limited power of attorney (the "Power of Attorney") in the form attached hereto as Exhibit D, designating the Agent as KC's attorney-in-fact with respect to all matters in connection with the enforcement of the Agent's right to receive the Monitoring Revenue Stream in accordance with the terms and conditions of this Agreement, including instituting any legal or equitable proceedings against an Obligor, subject to the terms of the Power of Attorney.

         (d) KC shall be responsible for the payment of any state and local taxes due with respect to Financed Contracts.

         (e) KC shall not assign, or attempt purport to assign, to any other party any security interest in or other benefit or interest in the Collateral.

         (f) KC shall provide for (i) the monitoring of the alarm system of each Obligor under each Financed Contract and (ii) the servicing, repair, warranty service or replacement, and service calls required by each Financed Contract.

         (g) If any representation or warranty with respect to any Financed Contract proves to have been incorrect or if KC breaches any of its covenants with respect to any Financed Contract, without limiting any other remedy which the Agent may have hereunder or under applicable law, KC shall, within 30 days after either learning thereof or receiving notice thereof from the Agent, cure any such breach. If such breach is incapable of being cured or KC does not cure such breach, KC shall either (i) replace the Financed Contract as to which such breach exists with another Contract (which shall thereafter be considered a Financed Contract) meeting the Agent s credit underwriting and due diligence standards and with a Monitoring Revenue Stream at least equal to the Monitoring Revenue Stream of the Financed Contract being replaced or (ii) pay to the Lock Box each month an amount equal to the Monitoring Revenue Stream of such Financed Contract.

         (h) In addition to the undertakings specifically provided for in this Agreement, KC shall do all other things and sign and deliver all other documents and instruments reasonably requested by the Agent, to perfect, protect, maintain and enforce the security interest of the Agent and the first priority of such security interest, and all other rights granted pursuant to this Agreement or any other present or future agreement between KC and the Agent. Such acts shall include, without limitation, indicating on the books and records of KC that all Financed Contracts have been financed hereunder by the Agent and are subject to a security interest pursuant hereto, providing the Agent copies of any documentation relating to the Financed



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Contracts, the filing of financing statements, continuation statements, amendments and termination statements under the Uniform Commercial Code and the delivery of any document the physical possession of which the Agent, in its sole discretion reasonably exercised, deems necessary or advisable in connection with its financing of Financed Contracts. To the extent permitted by law, KC irrevocably authorizes the Agent to execute alone any financing statement or any other document or instrument which the Agent, as attorney in fact for KC, in its sole discretion, deems necessary to perfect, protect or enforce any right or security interest granted to the Agent pursuant to this Agreement and authorizes the Agent to sign KC's name on the same.

         (i) KC shall not, except following 30 days prior written notice to the Agent, (i) transfer its chief executive offices, change its principal mailing address, conduct any of its business or maintain records relating to Financed Contracts at a new location or (ii) change its corporate or trade name.

         (j) KC shall notify the Agent in writing, promptly upon learning thereof, of any lawsuit or administrative proceeding involving amounts in excess of $10,000 affecting KC, whether or not the claim shall be considered by KC to be covered by insurance.

         (k) KC shall not create or permit any security interest in and to any Financed Contract except those in favor of the Agent pursuant hereto.

         SECTION 8b. KC's Access to Its Contracts. All parties hereto agree that the Financed Contracts and related documents in the custody of the Agent or its designee shall be available to KC, its agents or any person authorized by KC to inspect or review them.

         SECTION 9. Representations and Warranties of the Agent. The Agent hereby represents and warrants, to the best of its knowledge, to KC as follows:

         (a) The Agent is duly organized and licensed, validly existing, authorized to do business in, and in good standing under the laws of each state where it is required to be organized, authorized and licensed to own its properties and conduct its business.

         (b) The execution, delivery and performance by the Agent of this Agreement, the consummation by the Agent of the transactions contemplated hereby and in compliance with the provisions of this Agreement do not and will not (i) conflict with or violate any terms and provisions of the Agent's organization or governing documents; (ii) require the consent of any party (which has not heretofore been received) and will not result in a breach of or default under any loan or credit agreement, indenture, business arrangement, mortgage, guarantee or other agreement or instrument to which the Agent is a party or by which it is bound; or (iii) conflict with or violate any existing law, rule, regulation, judgment, order or decree of any governmental instrumentality, agency or court having jurisdiction over the Agent, or any of its properties.

         (c) There is no action, litigation, suit, proceeding, inquiry or investigation, either at law or in equity or before any court, public body or board, pending or threatened, against or affecting the Agent which involves the possibility of materially or adversely affecting the property, business, profits or condition (financial or otherwise) of the Agent s business.



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         (d) The Agent has the legal right to enter this Agreement and the financial ability to perform all of its obligations under this Agreement.

         SECTION 10. Non-Assumption of Liability and Indemnity.

         (a) Neither the Agent nor any of its assigns assume any obligations or liabilities of KC with respect to or concerning the Financed Contracts, including, without limitation, any liability for equipment, monitoring duties and responsibilities, warranties, service agreements and other agreements owed to any Obligor. In addition to all other remedies available to the Agent under this Agreement or applicable law, KC shall indemnify, defend and hold harmless the Agent and its assigns from and against any claim, suit, loss, liability or expense, including court costs and reasonable attorney's fees, incurred by the Agent or its assigns, arising from or connected with any Financed Contract and/or the services to be provided, so long as such claim, suit, loss, liability or expense is not a result of any action by the Agent. KC does not assume any obligation or liability of the Agent with respect to or concerning the marketing or the subsequent management of the Monitoring Revenue Stream, so long as such claim, suit, loss, liability or expense is not related to the duties of KC. This indemnity includes strict liability proceedings by Obligors. KC's indemnification hereunder shall be covered by insurance maintained by KC as provided for in Section 20 hereof.

         (b) The Agent shall indemnify, defend and hold harmless KC from and against any claim, suit, loss, liability or expense, including court costs and attorney's fees, incurred by KC arising from or connected with the marketing and subsequent management of the Monitoring Revenue Stream, so long as such claim, suit, loss, liability or expense is not related to the duties of KC.

         (c) Upon the written request of the party to be indemnified hereunder, the other party shall accept a tender of defense of any such proceeding.

         SECTION 11. Billing, Payment Processing, Reserves and Monthly Accounting. It shall be the responsibility of KC to perform and provide for the following with respect to each Financed Contract:

         (a) KC's Obligations Prior to Funding Date. KC shall perform or arrange for (including through the use of subcontractors) the following responsibilities and duties prior to the Funding Date:

         (i) Preparation of Obligor Billing Statements. Design and prepare an Obligor monthly billing statement which provides for the disclosure of
         (A) the contractual payment due, (B) any amounts past due, (C) applicable state and local tax on monitoring services, for Obligors who reside in States where monitoring services are taxable, (D) late charges, and (E) miscellaneous charges which may be charged under Financed Contracts.

                  (ii) Remittance Lock Box Payment Processing. Design and prepare a system to assure that each direct billing invoice be accompanied by a return payment envelope which directs all Obligor Payments directly to the Lock Box, including,



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         without limitation, making all reasonably necessary arrangements and signing all reasonably necessary documents associated with the on-going remittance processing performed by the Lock Box.

         (iii) Pre-Sale Audit. Audit each Financed Contract prior to submission for financing hereunder and before delivery to the Agent for assignment and funding, including, without limitation, (i) determining that the actual contract terms for each Financed Contract are consistent with the terms pre-approved by the Agent, (ii) reviewing each document for complete signatures, (iii) preparing a file folder on each Financed Contract and (iv) providing written proof that each Obligor has paid cash for his Security Alarm System, or in the alternative, written evidence that Obligor has obtained financing for his Security Alarm System from a reputable financial institution.

         (b) KC's Obligations Following Funding Date. KC shall perform or arrange for (including through the use of subcontractors) the following responsibilities and duties following the Funding Date:

         (i) Monthly Accounting and Reports. Agent shall provide to KC a report twice weekly which provides information relative to all Obligor payments received in that period identified by Obligor name and Obligor account number. Provide to the Agent a monthly report on or before the 15th business day of each calendar month which provides the following information with respect to each Financed Contract: (A) the name and account number of the Obligor thereunder, (B) the current balance thereof as of the end of the reporting period, (C) the contractual amount past due thereon, and (E) the amount the Obligor thereon is past due and the number of days delinquent. Delinquency categories must be identified as (1) current, (2) 10-29 days delinquent, (3) 30 days delinquent, (4) 60 days delinquent and (5) 90 or more days delinquent.

         (ii) Monitoring Service Taxes. (A) Determine which Obligors must be assessed state and local sales taxes on their monitoring service and the amount thereof and (B) be solely responsible to the governmental taxing authority having jurisdiction over the Obligor, or KC, relating to the payment of such taxes. The Agent shall not be responsible or liable for the proper assessment, collection or payment of any such taxes under this Agreement, and KC shall indemnify, defend and hold harmless the Agent and its assigns from any claim, suit, loss, liability or expense arising from the assessment, collection or payment of taxes required to be assessed, collected or paid by KC pursuant to this Agreement.

         SECTION 12a. Allocation of the Lock Box Payments. As set forth above, until all Scheduled Amounts are paid to the Agent in full, the Agent shall be entitled to all collections with respect to the Collateral. For each calendar month following the Funding Date (except following the occurrence and during the continuation of an Event of Default (as hereinafter defined)), the Agent shall be entitled to the Scheduled Amount set forth on Exhibit A-1 hereto opposite such month, which amounts shall be paid monthly from Obligor Payments collected by the Lock Box. In addition, the Agent shall be entitled to the Lock Box fee set forth in Exhibit A-3 which fee shall be paid monthly from funds remaining after the payment of the Scheduled Amount each month. Any funds remaining after the payment of the Scheduled Amount and the Lock Box fee each month shall be paid by the Agent to the Central Station to




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cover the cost of the monitoring; provided, however, that if no such funds are available to be paid to the Central Station, KC shall be absolutely obligated to make all required payments to the Central Station and to reimburse the Agent for any payments made by the Agent to the Central Station other than as set forth in this sentence. Thereafter (except following the occurrence and during the continuation of an Event of Default), any remaining funds shall be remitted to KC net of any amounts then otherwise owing from KC to the Agent. If the Obligor Payments collected for any month by the Lock Box are less than the Scheduled Amount for that month (plus any deficit existing from any prior months), the Agent shall make withdrawals from the Attrition Reserve Account as provided for in Paragraph 15 below. If there are insufficient funds in the Attrition Reserve Account, any remaining shortfall for that month will be paid out of the first Obligor Payments received by the Lock Box in the following month. Any Scheduled Amounts not received by the Agent in the month when due shall bear interest at the rate of 21.50% per annum until paid, such interest to be added to the Scheduled Amount for each succeeding month until paid. Thereafter, the Scheduled Amount due the Agent for that month will be paid from the balance of the Obligor Payments received by the Lock Box that month. Thereafter, funds remaining shall be deposited into the Attrition Reserve Account to the extent necessary to restore the Attrition Reserve Account to its initial balance, after which any funds remaining shall be paid to KC within five business days. Notwithstanding any of the above, upon the occurrence and during the continuation of an Event of Default, the Agent shall not be required to remit any Obligor Payments to KC but shall instead retain such Obligor Payments as security for the repayment of all of KC's obligations hereunder , deduct all Scheduled Amounts therefrom each month, and return any remaining funds to KC after all Scheduled Amounts and other amounts due and owing to the Agent from KC shall have been repaid in full.

         SECTION 12b. Recourse and Guarantee. In addition to the Attrition Reserve Account, and notwithstanding any other agreements herein described, the Monitoring Revenue Stream financed by the Agent hereunder, to the extent of all Scheduled Amounts, shall be on a full recourse and guarantee basis under the terms and conditions set forth herein. KC hereby irrevocably and unconditionally guarantees to the Agent the full and timely payment of all sums constituting the Scheduled Amounts as such Scheduled Amounts become due hereunder.

         SECTION 12c. Coverage Ratio Maintenance. In addition to its obligations under Sections 12a and 12b above, KC shall, from time to time, tender to Agent additional Contracts meeting the eligibility criteria set forth herein ("Replacement Contracts") so as to maintain a ratio of 1.50/1 of available monthly cash flow to Scheduled Amounts as set forth on Exhibit A-2 hereto. Required Replacement Contracts will be calculated quarterly in arrears and will be determined as follows:

                  Where:   A =      Required Ratio
                           B =      Total Scheduled Monthly Cash Flow
                           C =      Actual Available Monthly Cash Flow
                           D =      Average Monthly Monitoring Revenue Stream
                           E =      Number of Additional Contracts Required

                           E = ((A x B)- C) / D

         Replacement Contracts shall have an average monthly recurring revenue of not less than the average Monitoring Revenue Stream for the remaining Financed Contracts with a term of not longer than that of any remaining Financed Contract.

         SECTION 13. Intentionally Omitted.

         SECTION 14. Intentionally Omitted.

         SECTION 15. Attrition Reserve Account.On the Funding Date, the Agent will establish, on its books, for the benefit of KC and other security alarm dealers which finance monitoring contracts with the Agent, an accounting record to be designated the Attrition Reserve Account and has allocated therein for the benefit of KC the amount of $100,000.00. Until all Scheduled Amounts and all other amounts due the Agent hereunder have been received by the Agent, KC shall have no rights in and to the Attrition Reserve Account. KC's allocated portion of the Attrition Reserve Account will be established by allocating certain of the Funding Price to the Attrition Reserve Account as provided in Exhibit A. KC shall not be entitled to any interest on its allocated portion of the Attrition Reserve Account.

         The Agent shall debit KC's allocated portion of the Attrition Reserve Account as follows: Debits may be made by the Agent on a monthly basis, if the total amount remitted to the Agent by the Lock Box for the period is less than that Scheduled Amount contemplated to be received by the Agent pursuant to Exhibit KC. The Agent may debit KC's allocated portion of the Attrition Reserve Account in an amount which reflects the difference between the Scheduled Amounts which should have been received by the Agent on the Financed Contracts and the remitted amount actually received by the Agent. The Agent will provide KC with monthly status reports on its allocated portion of the Attrition Reserve Account.

         SECTION 16. Contracts and Obligor Servicing and Monitoring. The Agent understands and agrees that KC may elect to utilize the services of an independent, third party Central Station to perform the monitoring services due to Obligors under the Financed Contracts. KC and the Agent further agree that
(a) the Agent shall be a third party beneficiary to any monitoring service contract executed between KC and any Central Station, (b) KC shall, or shall obtain the agreement of the Central Station to, perform all monitoring services under the Financed Contracts in accordance with generally accepted industry practices, (c) KC shall, or shall obtain the agreement of the Central Station to, in all respects service, bill, perform collection efforts and enforce the Agent's contractual right to receive payment of the Monitoring Revenue Stream associated with each Financed Contract, on the same basis as it would service its own contracts or leases, in a manner which meets all of the requirements set forth in Section 11 above, (d) KC shall not, or shall obtain the agreement of the Central Station not to, commingle accounts, (e) in the event of a material uncured default of KC or the Central Station under subparagraph (b), (c) or (d) of this Paragraph 16, and the providing the notice of such in writing to KC or the Central Station, KC shall, and shall obtain the agreement of the Central Station to, accept reasonable instructions from, perform reasonable monitoring services for and transfer monitoring services to others (at the expense of KC), at the sole direction and instruction of the Agent; provided that KC's liability under this subparagraph 16(e) shall not exceed $2.00 per month for each Obligor transferred.

         SECTION 17. Transfer of Monitoring Services. KC agrees, and shall obtain the agreement of the Central Station, that if for any reason it is unable to perform its monitoring duties and responsibilities to the Obligors under the Financed Contracts, it will immediately notify the Agent of such fact and will promptly arrange for the orderly transfer of monitoring services to a third-party alarm monitoring service company selected in the sole discretion of the Agent. The Agent shall have the right to unilaterally demand and effect the immediate transfer of monitoring services on Financed Contracts from KC or the Central Station to a third-party monitoring service company, with the complete cooperation of KC and/or the Central Station, upon the happening of any of the following events:

         (a) The filing of a petition for bankruptcy protection with respect to KC or the Central Station, either voluntary or involuntary;

         (b) Upon KC or the Central Station, or any of their principal officers, being found guilty of any felony or upon a finding of liability in any criminal or civil action involving impropriety in business dealings or operations which, in either case, materially affects the operation of KC or the Central Station, or the performance of the Financed Contracts;

         (c) Upon the abandonment of monitoring service operations by KC or the Central Station. Abandonment shall be deemed to have occurred should KC or the Central Station fail to provide monitoring services to Obligors for a period of 72 hours or longer, unless such interruption in service has been caused by acts of force majeure, beyond the control of KC or the Central Station; or

         (d) Upon the occurrence of a material default hereunder, or under KC's contract with the Central Station, which results in the inability of KC or the Central Station to substantially perform under or in accordance with this Agreement.

         For the purposes of this Section 17, transferring of monitoring services shall include all manual and computerized files, records and connected telephone numbers relating to Obligors and the Financed Contracts. Upon the occurrence of an event authorizing the transferring of monitoring services to a third-party monitoring service company, neither KC nor the Central Station shall take any action to circumvent, disrupt, impair or diminish the relationship between the new monitoring service company and the Obligors, and KC shall not, and shall ensure that any of its officers, directors or shareholders holding an more than 10% of its stock shall not, solicit, sell to or accept monitoring services orders from or on behalf of any Obligor on any Financed Contract prior to the expiration of the initial Mandatory Period of such Obligor s Financed Contract. KC agrees that any breach of this provision would cause irreparable injury for which money damages would not be adequate compensation to the Agent and, accordingly agrees that the Agent may apply to a court of equity for injunctive relief without the necessity of demonstrating irreparable injury and without bond. If, during the term of this Agreement, or during the term of any Contract purchased hereunder, KC or the Central Station finds it necessary or desirable to transfer its monitoring servicing responsibilities to a third party monitoring company, such transfer shall be subject to the approval of the Agent, such approval not to be unreasonably withheld, as long as the third-party monitoring company meets all of the reasonable due diligence requirements of the Agent then in effect. If such transfer is initiated by KC and approved by the Agent, KC shall have the right to re-transfer the account servicing back to its own facility at such time as KC is able to perform monitoring services.

         SECTION 18. Events of Default. Any one or more of the following shall constitute an "Event of Default":

         (a) Any of KC's representations or warranties hereunder shall have been untrue when made or KC shall fail to comply with any covenant or other agreement of KC herein and the same is not cured within 30 days following KC's knowledge thereof or notice thereof from the Agent in accordance with the provisions of this Agreement;

         (b) An "Event of Default" shall occur and be continuing under any other financing agreement between the Agent and KC;

         (c) KC shall dissolve, cease doing business or transfer a material part of its assets to a third party;

         (d) A proceeding shall be instituted by or against KC under any bankruptcy or insolvency law and shall remain unstayed or undismissed for 30 consecutive days; or any of the assets of KC shall be attached, seized or levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of KC; or a motion or application for the appointment of a receiver, trustee or custodian for any of the assets of KC shall have been filed and remain unstayed or undismissed for 30 days; or a final judgment or judgments after the expiration of all times to appeal therefrom for the payment of money in excess of $50,000.00 in the aggregate shall be rendered against KC and the same shall not be (i) fully covered by insurance or
         (ii) vacated, stayed, bonded, paid or discharged for a period of 15 days; or a tax lien shall have been filed against property of KC which shall remain unsatisfied or is not released within 30 days; or any person other than the Agent shall obtain any lien or security interest in or to, or any ownership interest in, any Financed Contract;

         (e) KC shall fail to repurchase or replace a Financed Contract as required under Sections 8g and 12b hereof;

         (f) KC shall have breached any warranty, covenant or representation made by KC pursuant to the terms of this Agreement;

         (g) Failure by KC and/or the Central Station to perform their monitoring duties and responsibilities to the Obligors under the Financed Contracts; or

         (h) Failure by KC to make any required payment to the Central Station within 30 days after such payment is due.

         If an Event of Default shall occur and be continuing hereunder, the Agent at its option, with or without notice to KC, in its sole and absolute discretion, may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Collateral until such time as all Scheduled Amounts, all costs and expenses of the Agent in exercising its rights hereunder and all other obligations of KC to the Agent hereunder

(collectively, "Dealer Obligations") shall have been received. In addition, upon the occurrence of an Event of Default described in paragraph (d) above, the Agent shall be entitled to complete relief from the automatic stay in any case under the bankruptcy laws for so long as any Scheduled Amounts remain unpaid. Upon the occurrence of any such Event of Default, KC hereby affirmatively and knowingly, after consulting with counsel, waives any and all defenses to a motion for relief from the automatic stay that the Agent may make with respect to any disposition of any or all of the Collateral. Notwithstanding anything to the contrary set forth in this Agreement, during the continuation of any Event of Default, the Agent shall be entitled to apply the entire amount of the Obligor Payments received by the Agent, first to any costs or expenses incurred by the Agent in connection with this Agreement or the Financed Contracts, including, without limitation, the payments due to the third party monitoring service company chosen by the Agent to service the Financed Contracts, and second to the balance of the Scheduled Amounts due to the Agent, until such Scheduled Amounts are paid in full. Upon receipt by the Agent of all amounts due and owing pursuant to the terms of this Agreement, all of the Agent's rights, title and interest in and to the Financed Contracts shall terminate.

         In addition to the rights of the Agent upon the occurrence of an Event of Default set forth hereunder or otherwise available under applicable law, upon the occurrence of an Event of Default, the Agent, in its sole and absolute discretion, may take either of the following actions:

         (i) Notify KC that it wishes to purchase the Financed Contracts from KC for the purchase price set forth on Schedule A attached hereto (the "Purchase Option"). Upon exercise by the Agent of the Purchase Option, KC shall execute all transfer documents requested by the Agent to be executed and the Agent shall then pay to KC the purchase price. Upon any such purchase, the Agent shall be free to transfer the monitoring responsibilities for the Financed Contracts to the central station of its choice and KC shall not interfere with such transfer or make any attempt to solicit the Obligors on such Financed Contracts for any alarm-related business. In addition, after exercise of the Purchase Option, the Agent shall have the right to sell any or all of the Financed Contracts to any party, and at any price, it deems reasonable. All Obligor Payments, and the purchase price of any Financed Contracts, received by the Agent after exercise of the Purchase Option, shall be credited to the outstanding Dealer Obligations. If, after exercise of the Purchase Option, the amounts so received shall be equal to the outstanding Dealer Obligations, the Agent shall reassign the Financed Contracts, without warranty of any kind, to KC.

         (ii) Notify KC that it wishes to sell the Financed Contracts to KC for an amount equal to the then-outstanding Dealer Obligations (the "Sale Option"). Upon exercise by the Agent of the Sale Option, the Agent shall execute all transfer documents requested by KC to be executed and KC shall then pay to the Agent the purchase price. Upon consummation of such sale, this Agreement shall be terminated.

         SECTION 19. Independent Contractors. The parties hereto shall be deemed in all respects to be independent contractors and not employees, agents, legal representatives or partners of one another. The parties hereto shall not hold themselves out as having the power or right to pledge the credit of or assume or create any liabilities, obligations or responsibilities in the name of or binding on each other outside the scope of this Agreement.

         SECTION 20. Insurance. During the term of this Agreement or the term of the Financed Contracts, whichever is longer, the entity performing monitoring services to the Obligors, whether KC or the Central Station, shall maintain comprehensive general liability insurance which cannot be canceled with less than 30 days notice to the Agent, including errors and omissions coverage on monitoring operations, in the minimum amount of $1,000,000.00 covering bodily injury and property damage resulting from the performance of monitoring services under Contracts. KC shall deliver to the Agent a certificate of such insurance naming the Agent as an additional insured.

         SECTION 21. Records and Reports. KC shall keep full and accurate records on all Financed Contracts and shall reflect accurately on its books and records the transaction contemplated hereby. Such records maintained by KC may be examined by a representative of the Agent upon reasonable notice in writing. Records on each Financed Contract shall be kept by KC and/or any Central Station for the period required by law.

         SECTION 22. Re-Transfer to KC. On a monthly basis, subject to compliance by KC with all of its obligations under this Agreement, upon receipt by the Agent of all amounts due and owing during the Financed Period of any Financed Contract, whether repurchased by KC or paid in full by the Obligor, all of Agent's rights, title and interest in the Monitoring Revenue Stream of any Financed Contract shall terminate and the Financed Contract shall be physically returned, reassigned, transferred, delivered and/or endorsed by the Agent to KC, or its assigns, without recourse and without warranty. KC shall provide the Agent with a list of all such Financed Contracts 30 days prior to the expiration of the Financed Period of any Financed Contract. The Agent shall maintain adequate records to permit proper auditing of all amounts advanced or received in connection with this Agreement.

         SECTION 23. Sale or Transfer of KC. In the event of a sale or transfer of a controlling ownership interest in KC's business, KC shall, as a condition of such sale, transfer or disposition, take all steps requested by the Agent to ensure that KC's obligations under the Financed Contracts and this Agreement shall not in any way be impaired or disrupted by such sale, transfer or disposition and that this Agreement shall continue as provided herein and shall be accepted and agreed to by the party to whom such sale, transfer or disposition has been made.

         SECTION 24. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and unenforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Notwithstanding anything to the contrary herein contained, to the extent that the total of the Scheduled Amounts allocated to interest, received in any year exceeds the maximum interest rate permitted by law, then the amount so determined to be in excess shall be applied in reduction of the total Scheduled Amounts allocated to principal as set forth in Exhibit A-1 attached hereto.

         SECTION 25. Assignment.

         (a) KC shall not assign any of its rights or responsibilities under this Agreement (other than its rights hereunder to contract with a Central Station) without the prior written consent of the Agent, which shall not be unreasonably withheld. The Agent may assign any or all of its rights and responsibilities under this Agreement without the consent of KC.

         (b) Any assignment to the Agent of any Financed Contract shall be subject to the terms of this Agreement, notwithstanding anything to the contrary in the Agreement of Assignment or in any Financed Contract.




         SECTION 26. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 27. Notices. Every notice, report, remittance, consent or any instrument required or permitted to be given or made pursuant hereto shall be in writing and may be given by sending the same by facsimile, hand or courier delivery to the following addresses of the parties indicated herein and shall be effective when received:

         If to KC:                  Thomas J. Few, President
                                    KC Acquisition Corp. dba King Central
                                    325 South River Street
                                    Hackensack, NJ 07601

         If to the Agent:           Timothy M. McGinn
                                    M & S Partners
                                    99 Pine Street - 5th Floor
                                    Albany, NY  12207-3167

The address at which notice may be given may be changed by giving notice of such change to the other party.


         SECTION 28. Confidentiality. The parties hereto acknowledge the competitive value and confidential nature of all customer lists of KC and agree to use the customer lists or any of the names of the customers on a need to know basis.

         SECTION 29. Cross Collateralization. KC acknowledges that it has entered into the following Receivable Financing Agreements with the Agent:

1. Monitoring Receivable Financing Agreement dated May 22, 1998
2. Monitoring Receivable Financing Agreement dated June 17, 1998
3. Monitoring Receivable Financing Agreement dated August 28, 1998
4. Monitoring Receivable Financing Agreement dated November 30, 1998
5. Installing Company Monitoring Receivable Financing Agreement dated March 29, 1999
6. Installing Company Monitoring Receivable Financing Agreement dated June 23, 1999
7. Monitoring Receivable Financing Agreement dated January 14, 2000
8. Installing Company Monitoring Receivable Financing Agreement dated January 14, 2000
9. Installing Company Monitoring Receivable Financing Agreement dated January 23, 2002

         The above listed Agreements are herein collectively referred to as the "Financing Agreements". KC agrees that the Agent, in the event of a shortfall in any month of the Scheduled Amounts due pursuant to the Financing Agreements, shall have the right to offset such shortfall out of the Available Monthly Cash Flow collected pursuant to any of the other Financing Agreements. In addition, if there is a deficiency in any of the Attrition Reserve Accounts established in accordance with the terms of the Financing Agreements, the Agent shall have the right to replenish such deficiency out of the Available Monthly Cash Flow generated pursuant to any of the other Financing Agreements.


         SECTION 30. Expenses. It shall be the responsibility of KC to pay for certain expenses incurred by the Agent in connection with this Agreement (the "Expenses"). The Expenses include the cost of document preparation, litigation and franchise tax searches, liens, corporate status certificates, filing fees, all costs and fees associated with the initial Lock Box set-up and ongoing remittance processing performed by the Lockbox Agent in accordance with Section 11a hereof, and any other incidental fees reasonably necessary in the sole determination of the Agent to carry out the terms and provisions of this Agreement. The Expenses shall be paid by deducting the amount set forth on Exhibit A-3 from the Funding Price shown on Exhibit A.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers or representatives as indicated below, as of the day and year first written above.


M & S PARTNERS (Agent)


By:
    -------------------------------------------------
          Timothy M. McGinn, Partner


By:
    -------------------------------------------------
         David L. Smith, Partner



KC ACQUISITION CORP. DBA KING CENTRAL (KC)


By:
   --------------------------------------------------
         Thomas J. Few, President

                                   SCHEDULE A

         One Dollar ($1.00) in the aggregate for all Installing Company Monitoring Contracts purchased by the Agent from KC hereunder.

                                   SCHEDULE B

                     Installing Company Monitoring Contracts

         The Installing Company Monitoring Contracts shall include, but be limited to the following:




                                                              Monthly RMR
                                                              -----------
                   1) Roseville Telephone Company             $228,000.00
                      RTC Alarm Monitoring Services
                      200 Vernon Street
                      Roseville, CA 95678

                                    EXHIBIT A

         KC agrees that all Installing Company Monitoring Contracts to be financed by the Agent, under the terms and conditions of the Agreement, shall be at the Funding Price and Funding Schedule set forth below.



           Funding Date           Funding Price         Attrition Reserve Fund
           ------------           -------------         ----------------------

         January 23, 2002         $5,800,000.00               $100,000.00












KC ACQUISITION CORP. DBA KING CENTRAL (KC)


By:
   --------------------------------------------------
         Thomas J. Few, President

                                  EXHIBIT A - 1

                     SCHEDULED AMOUNT DURING FINANCED PERIOD


                  The Scheduled Amount shall be as follows:

                  Monthly Amount by Month:


                                Month 1 - 65         $129,200.00



                           1st payment due:          March 1, 2002




         Any Scheduled Amount(s) not received by the Agent in the month when due shall bear interest at the rate of 21.50% interest per annum until paid.






KC ACQUISITION CORP. DBA KING CENTRAL (KC)


By:
   --------------------------------------------------
         Thomas J. Few, President

                                   EXHIBIT A-2

                           AVAILABLE MONTHLY CASH FLOW



                           Month                   Cash Flow Available
                           -----                   -------------------

                       Month 1 - 65                    $228,000.00









KC ACQUISITION CORP. DBA KING CENTRAL (KC)


By:
   --------------------------------------------------
         Thomas J. Few, President

                                   EXHIBIT A-3

                                    EXPENSES


         KC agrees that Expenses deducted under the terms and conditions of the Agreement shall be at the amount set forth below.


           Funding Date                        Expenses
           ------------                        --------

         January 23, 2002                     $175,000.00









KC ACQUISITION CORP. DBA KING CENTRAL (KC)


By:
   --------------------------------------------------
         Thomas J. Few, President

                                    EXHIBIT B

                                  FUNDING DATE



                   Funding Date          Number of Contracts Financed
                   ------------          ----------------------------

                January 23, 2002         42,000 Wholesale Monitoring Agreements









KC ACQUISITION CORP. DBA KING CENTRAL (KC)


By:
   --------------------------------------------------
         Thomas J. Few, President

                                    EXHIBIT C

                   APPROVED FORMS UNDER THE FINANCING PROGRAM


              (consisting of a two-page printed form which follows)

                                    EXHIBIT D

                            LIMITED POWER OF ATTORNEY

                            LIMITED POWER OF ATTORNEY

State of New York)
                 ) Know All Men By These Presents:
County of Albany )

         THIS LIMITED POWER OF ATTORNEY AGREEMENT (this "Power of Attorney") is made and entered into as of the 23rd day of January, 2002 by and between KC Acquisition Corp. dba King Central, a New Jersey corporation ("KC"), and M & S Partners, a New York partnership (with its successors and assigns, the "Agent"). Capitalized words or phrases not otherwise defined herein shall have the same meaning as those given to them in the Installing Company Monitoring Receivable Financing Agreement (the "Agreement"), dated as of January 23, 2002, by and between Agent and KC.

         WHEREAS, KC and Agent entered into the Agreement, whereby KC agreed to assign all of its right, title and interest in the related Monitoring Revenue Stream from the Contracts to the Agent at the time the Agent paid the Funding Price to KC (it being expressly acknowledged that KC retained any and all other right, title and interest in and to the Contracts); and

         WHEREAS, KC desires to appoint the Agent as KC's limited attorney-in-fact for the specific purposes set forth in this Power of Attorney.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged by KC and the Agent, KC grants the Agent a limited power of attorney on the following terms and conditions:

         KC, acting by and through Thomas J. Few, President, its duly authorized Officer and President, has made, constituted and appointed, and by these presents does name, constitute and appoint the Agent to be its lawful Agent and attorney-in-fact with respect to all matters in connection with the enforcement of the Agent's right to receive the Monitoring Revenue Stream from an Obligor in accordance with the terms and conditions of the Contract including, instituting any legal or equitable proceedings against an Obligor. Nothing in this Power of Attorney shall relieve KC of any of its obligations under Paragraph 16 of the Agreement. KC agrees to assist and cooperate with the Agent in its efforts under this Power of Attorney to collect the Monitoring Revenue Stream from an Obligor in accordance with the terms and conditions of the Contract, provided that such cooperation and assistance by KC will not result in any out-of-pocket expenses to KC, and further provided that the Agent will indemnify KC from any damages suffered by KC resulting from the Agent's collection efforts.

         KC hereby authorizes and empowers the Agent to execute and deliver, on behalf of KC, all instruments or documents with respect to the matter described in the preceding paragraph, necessary or appropriate to consummate the transactions with respect to the matter described in the preceding. KC agrees and represents to those dealing with the Agent that this Power of Attorney shall remain in full force and effect until the date upon which the Agent has received the Scheduled Amounts in full.

         IN WITNESS WHEREOF, KC and the Agent have executed this instrument on this the 23rd day of January, 2002.

                                         KC ACQUISITION CORP. DBA KING CENTRAL


                                         By:
                                            -----------------------------------
                                            Thomas J. Few, President


                                         M & S PARTNERS

                                         By:
                                             ----------------------------------
                                             David L. Smith, Partner

                                         By:
                                             ----------------------------------
                                             Timothy M. McGinn, Partner



STATE OF NEW JERSEY )
COUNTY OF BERGEN    ) SS.:

         BEFORE ME, the undersigned authority, on this day personally appeared Thomas J. Few, President of KC Acquisition Corp. dba King Central, a New Jersey corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed on behalf of such corporation.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day ___ of January, 2002.


                                         --------------------------------------
                                         Notary Public, State of New Jersey
                                         My Commission Expires:

STATE OF NEW YORK)
COUNTY OF ALBANY ) SS.:

         BEFORE ME, the undersigned authority, on this day personally appeared Timothy M. McGinn and David L. Smith, Partners of M & S Partners, a New York partnership, known to me to be the persons whose names are subscribed to the foregoing instrument, and acknowledged to me that they executed the same for the purposes therein expressed on behalf of such partnership.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of January, 2002.


                                         --------------------------------------
                                         Notary Public, State of New York
                                         My Commission Expires: